STRATEGIC ALLIANCE AGREEMENT

   This Strategic Alliance Agreement (the "Agreement") is made by and between

         Direct Card Services, LLC, a Delaware Limited Liability Company
              having an address at 31416 W. Agoura Road, Suite 240
                   Westlake Village, California, 91361 USA and
                 ROI Media Solutions, LLC, a California Limited
                   Liability Company having an address at 4337
                           Marina City Drive #349ETN,
                         Marina del Rey, CA, 90292, USA
                        (hereinafter collectively "DCS")

and

              INFO TOUCH USA, INC., a Washington State corporation
                 having an office located at 999 Third Avenue, ,
                             Seattle, WA, 98104 USA

                                     ("IFT")
WHEREAS:

A DCS is in the business of creating, developing and offering stored value bankcard and debit card solutions and products;

B IFT is in the business of designing, developing, deploying, and managing self-service kiosk applications, kiosk(s), automated teller devices, client server networks, WiFi networks, and other electronic devices ("IFT Devices") as well as facilitating transactions via said IFT Devices;

C IFT and DCS believe that offering DCS's services and products through IFT Devices and existing and future networks is a complementary business opportunity.

D DCS and IFT both desire to market, sell, promote and leverage each others existing and future products, and services, to the mutual benefit of each company's business;

E IFT and DCS wish to work cooperatively to integrate the required DCS technology and products to the IFT processing platform and DCS will provide all of the necessary processing services to IFT for remitting the transactions in order to enable payments of DCS partners' products and services from IFT Devices;

F IFT and DCS wish to collaborate in the deployment of IFT Systems in suitable DCS location partners' places of business in order to enable DCS's products and services, and facilitate transactions of other unrelated IFT Products and Services; and


NOW THEREFORE IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration (the receipt and sufficiency of which the Parties acknowledge), the Parties agree as follows:


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1.    DEFINITIONS;

1.1 In this Agreement (including the recitals hereto and this section) the words and phrases set forth below shall have the meaning ascribed, namely:

 "Confidential Information" shall mean: any information provided by either party or prepared by either party (either oral, written or digital) reviews of such information, technical data, or know-how provided to either party by the other (including any director, officer, employee, agent, or representative of the other) or obtained by either party from the other (including any director, officer, employee, agent, or representative of the other) including but not limited to, that which relates to research, Software plans, products, services, customers, customer information including but not limited to e-mail addresses, financial information, and authentications, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration, information, marketing or finances of the disclosing party.

"Convenience fee" shall mean: the fee paid by customers per transaction for certain types of transactions performed at an IFT Device.

"Convenience Retail Business" shall mean stores similar in size to and offering similar product and service options as those offered by a typical 7-11(R) or Circle-K(R) convenience store and shall specifically exclude the retail grocery category, including major grocery chains, local independent full-sized and smaller grocery stores or chains.

"DCS Devices" shall mean: kiosk applications, kiosk(s), automated teller devices, client server networks, Wi-Fi networks, and other customer facing electronic devices for which DCS was or is financially responsible for deployment.

"Effective Date" shall mean the date set forth on the signature page hereof.

 "IFT core network(s)" shall mean: Locations where IFT has a significant role in the operation of a network of kiosks.

"IFT Commission(s)" shall mean: the portion of the Convenience Fee payable to IFT for its role in facilitating transactions via the DEVELOPED Application.

"IFT Devices" shall mean: kiosk applications, kiosk(s), automated teller devices, client server networks, Wi-Fi networks, and other customer facing electronic devices for which DCS is not financially responsible for deployment and where IFT or one of its distribution partners is responsible for the agreement governing the placement of the device in the specific location.

"IFT Intellectual Property" means IFT Software, Kiosk Management Services Plan, and the software, working papers, notebooks, documents, records, memoranda, drawings, operating instructions, know-how, and trade secrets that has been developed and acquired by IFT with respect to the management and operation of a kiosk terminal, including but not limited to, the Surfnet Premiere domain name, trade and service marks.

"IFT Marks" shall mean the trademarks, service marks, logos, slogans, trade dress and other proprietary descriptions listed on Schedule D attached hereto as such list may be subsequently amended from time to time by IFT in writing.


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"IFT third party device(s)" shall mean: devices owned, managed and/or operated by third parties where IFT software and technology is used but IFT's role is limited to the provisioning of software and technology.

"IFT Kiosk" shall mean: a customer facing, self-service, automated, WiFi enabled terminal capable of providing products and services including but not limited to bill presentment, bill payment, prepaid wireless, pre-paid long distance, mobile content, metered access and such other services.

"IFT Location Partner" shall mean: any retail business working with IFT.

 "IFT Software" means Surfnet Premiere Software and IFT's computer programming, formatting code, source code, object code, definitions, functionality, screens, icons, data, information, documentation, operating instructions, records, memoranda, drawings including not limited to, any files necessary to make forms, buttons, check-boxes, and similar functions and underlying technology or components, such as animation templates, interface programs which link multimedia and either programs, customized graphics, manipulation engines, and menu utilities, whether in database form or dynamically driven developed by IFT and used inter-alia to operate and maintain a Kiosk and the Network.

 "IFT Transaction(s)" shall mean: transactions made on IFT devices.

"DEVELOPED Application(s)" shall mean: the IFT client/server application operating on IFT devices that enables DCS's debit card products and services to interface with the IFT devices within the Surfnet Premiere environment.

"DCS Intellectual Property" means DCS technology and source code, and the software, working papers, notebooks, documents, records, memoranda, drawings, operating instructions, know-how, and trade secrets that has been developed and acquired by DCS with respect to the management and operation of its bankcard programs known as The Personal Advantage Media MasterCard(R), including but not limited to, Personal Advantage Media MasterCard(R) website, sales and marketing materials, bankcard program, logos and trade and service marks.

"DCS Location Partner" shall mean: a retail business working with DCS.

"DCS Payment Enabled Device(s)" shall mean: IFT Device(s) and DCS Device(s) that have been identified in Schedule A from time to time.

 "Media Screen" shall mean: a television or computer monitor either enclosed within a Kiosk enclosure or separate and apart from the Kiosk.

"Surfnet Premiere Software" shall mean: IFT's proprietary kiosk security and management software platform.

"Self Service Application" shall mean: applications developed by IFT independent of the DEVELOPED Application including but not limited to Bill Payment, Pre-payment, Wi-Fi and Metered Access applications.

"Service Partner" shall mean: any third party contracted by IFT to conduct services required to operate and maintain the kiosks.


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1.2 The parties hereby confirm and ratify the matters contained and referred to in the Preamble to this Agreement and agree that same and the various schedules hereto are expressly incorporated into and form part of this Agreement.

1.3 The schedules attached hereto are incorporated into this Agreement by reference and deemed to form a part thereof. The Schedules to this Agreement are as follows:

Schedule "A"      List of DCS Payment Enabled Kiosks
Schedule "B"      Upfront Fees
Schedule "C"      Marketing Services
Schedule "D"      IFT Marks
Schedule "E"      DCS Marks
Schedule "F"      Custom Developed Application
Schedule "G"      Products Marketing Agreement

1.4 Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same shall be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof and all covenants herein shall be construed to be joint and several when applicable to more than one party.

1.5 All references to currency in this Agreement are in US dollars.

2     Grant of Marketing Rights:

2.1 Subject to the terms and conditions of this Agreement, DCS hereby grants to IFT a non-exclusive right to market and promote DCS Products on certain IFT Devices mutually agreed upon by both parties for the term of this agreement. The initial list of DCS Payment Enabled Kiosk locations is set out in Schedule A and may be modified from time to time by mutual agreement of the parties provided that;

      a) IFT shall be free to offer or promote products that are similar to or in competition to the DCS Products on any IFT Device as well as develop direct links to other products and/or services that may already be offered by DCS without first obtaining permission from DCS subject to the terms of Section 3.7; provided, however, that IFT shall be precluded from offering any similar or directly competitive products to the DCS products on any DCS Device absent the express written consent first obtained from DCS unless: (a) said DCS Location Partner is already an IFT Location Partner, or (b) said DCS Location Partner is in the Convenience Retail Business. In any and all situations not covered by the terms of this paragraph 2.1(a), IFT and DCS agree to work together in good faith for the benefit of both parties.

      b) IFT shall be free to offer or promote such other Self Service Applications on IFT Devices as IFT may chose in its exclusive discretion.

2.2 Subject to the terms and conditions of this Agreement, DCS hereby grants to IFT a non-exclusive right to offer Self Service Applications on DCS Devices mutually agreed upon by both parties for the term of this agreement.

2.3 IFT agrees that it will provide DCS with marketing services in DCS Payment Enabled Kiosk Locations subject to and consistent with Schedule C appended hereto.

2.4 In connection with this Section 2 the parties acknowledge that it is the intention of the parties to coordinate and expedite the marketing and loading opportunities of the DCS bankcard and debit card programs using IFT kiosks located at IFT Location Partners now existing or as may be hereinafter established through the combined efforts of the parties. IFT Location Partners will at their sole discretion dictate ability to provide marketing and loading of DCS bankcard and debit card programs and assuming permissions are granted by IFT Location partners then the IFT Location Partner will dictate opportunities to market and load said DCS bankcard and debit card programs. Accordingly, references made to Exhibit "G" entitled "Products Marketing Agreement" which agreement is incorporated by reference.


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3     IFT General Obligations:

3.1 During the term of this agreement IFT shall provide to the DCS Payment Enabled Devices listed in Schedule A, which may be amended from time to time, the following services;

      a) technical and software support and maintenance services to enable DCS Products to be offered for sale including the installation and maintenance of the DEVELOPED Application(s).

      b) when available the marketing services as setout and described in Schedule C.

The foregoing are collectively referred to as "the Services".

3.2 IFT shall determine the method, details, and means of providing the Services. IFT may engage Service Partners in order to assist IFT in the performance of the Services, provided however, that any person so engaged shall be subject to provisions of this Agreement, including covenants of confidentiality.

3.3 IFT will during the term use its reasonable best efforts to keep the DCS Payment Enabled Device(s) listed on Schedule A operational and the DEVELOPED Application(s) functioning, however, DCS acknowledges that the kiosk operations and the provision of the Services is dependent upon a number of variables including but not limited to:

      -     Internet connectivity,

      -     Telecommunications network infrastructure and reliability

      - Location of the IFT Device(s) and the activities of the location provider.

3.4 IFT will not be responsible for any loss of revenue or sales or any other damages or loss of any nature or kind suffered by DCS, caused by or related to any down or lost time during which the DCS Products are off line or not functioning and as a result not available to the public whether caused as a result of one or more kiosks being off line or malfunctioning or a failure with respect to the DEVELOPED Application(s).

3.6 IFT will provide to DCS on a limited basis the Media Screen marketing services described in Schedule C, as modified from time to time provided that IFT will in its exclusive discretion determine:

      1- In which locations the services will be provided
      2- The content and/or message displayed on the media screens

The terms and conditions of this Section are subject to the provisions of
Section 2.3, above.

3.7 DCS acknowledges and accepts that during the term of this agreement IFT maintains relationships with third parties to offer products and payments that are in direct competition to DCS. There will be no restrictions to IFT developing additional direct relationships with other third parties or other transactional links to stored value card product and service providers for facilitating such other services.


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4     DCS General Obligations:

4.1 The offer of bankcard and debit card services is core to DCS's business model, profitability and economic sustainability. Due to this fact, DCS will continue to enlist retailers as co-marketers of DCS's bankcard and debit card products and services, and facilitate DCS transactions via other DCS Devices including clerk assisted point of sale terminals and Self Service Kiosks provided by Kiosk companies other than IFT.

      a)    Retailer Relationships.

            i. During the term of this Agreement DCS maintains direct relationships with specific retailers who act as hosts for DCS products and services. There will be no restrictions to DCS developing additional direct retailer relationships and/or contracts for facilitating the loading and sale of its bankcard and debit card products and services provided that the retailer in question does not already maintain a contractual relationship with IFT.

            ii. DCS and IFT agree to uphold the fee structure and revenue sharing arrangement outlined in Schedule B regardless of whether the DEVELOPED application is residing on an IFT Device, an IFT third party device or in a DCS location where IFT has agreed to process transactions for DCS.

      b) Kiosk Based Bill Payment Solutions. DCS may utilize competing Kiosk Products/Services from different kiosk companies provided that:

            i. it is required to do so in order to fulfill current or future contractual obligations,

            ii. IFT does not currently offer the capability and declines to provide the Kiosks and Ongoing Kiosk Maintenance Solution to DCS for the same price and performance level as the alternative Kiosk Products/Services Company and/or within a satisfactory timeframe, or

            iii. DCS receives materially better terms or propositions (determined at DCS's sole discretion) which shall include but not be limited to the following terms:

                  i. DCS's cost for the Kiosk and the Ongoing Kiosk Maintenance Solution is a minimum of 5% less using the alternative Kiosk Products/Services Company vs. IFT's.

                  ii.   Payment terms are more favorable

Should a retailer request that DCS utilize a Kiosk Products/Services Company other than IFT, DCS will use reasonable efforts to communicate the availability of the Kiosk Products/Services offered via IFT and the DEVELOPED Application.

4.2 DCS understands that the DEVELOPED Application only runs and has been designed to only run within Surfnet Premiere without exception.

4.3 DCS agrees to provide IFT with DCS Partner(s) logos, marks and other marketing material for the purpose of building the DEVELOPED Application and Promoting the availability of the DEVELOPED Application on IFT Devices.


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4.4 DCS agrees that it will not directly or indirectly (i.e. through another distributor of services) circumvent IFT or in any way attempt to provide IFT location partners with its products and/or services if the IFT location partner is offering the DEVELOPED Application on IFT Devices.

4.5 Nothing in this Agreement shall inhibit IFT from licensing and distributing the DEVELOPED Application to any of IFT Device(s).

5     Service Fees:

5.1 As compensation for the Services identified in Section 3 DCS agrees to pay IFT;

      a) for any DCS Products and/or Service sold through the DEVELOPED Application the revenue sharing as set out in Schedule G.

      b) for any DCS Kiosks equipped with Surfnet Premiere Software and the DEVELOPED Application the fees and revenue sharing as set out in Schedule G.

5.2 As compensation for the Services more particularly described in Schedule F, DCS agrees to pay IFT the upfront development fees in Schedule B.

5.3 The revenue sharing fees as set out in Schedule G shall be due and payable immediately and subtracted from monies collected by IFT daily before transfer of funds to DCS.


6     Application Obligations:

6.1 Both parties will work cooperatively to establish a secure method for transferring data between their respective systems and shall be responsible to maintain their own computer systems and technology platform to a commercially reliable level of service.

6.2 Each party will bear the costs and expenses incurred by such party's participation in this program and under this Agreement except as specifically noted in this Section 6.2. The parties may mutually agree to additional roles and responsibilities as shall be set forth in writing and executed by both parties and be deemed to be a part of this Agreement. Since time is of the essence for DCS, DCS has agreed to pay IFT a development fee of no greater than forty thousand dollars ($40,000.00) to expedite the DEVELOPED Application. IFT shall provide DCS with an itemized accounting of its development fees related to the DEVELOPED Application. IFT shall at its sole discretion have the right to apply any such development fees as a credit towards radio or television advertising (to be provided in the sole discretion of DCS) in an amount equal to 110% of the development fee in any media market wherein DCS offers bankcard or debit card products and services in connection with IFT in accordance herewith. The media may be used by IFT to promote any IFT product or service which is not in direct competition with a product or service offered by DCS. (This DEVELOPED Application is referred to in Schedule "F" as the Custom Developed Application. All terms and conditions in Schedule "F" are deemed a part hereof.)

6.3 The following are the general technology and integration obligations of each party:


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      a) IFT will be responsible to collect funds from IFT devices and customers. Both parties agree to work cooperatively on defining a mutually agreed upon system whereby DCS will receive funds from an IFT account based upon the report to be mutually agreed between the parties in order to credit DCS's bank account for the amount of each payment including processing fees but minus IFT's commission as outlined in Schedule G.

      b) IFT will hold DCS harmless from funds missing from kiosks. The reporting of transactions in the IFT reporting extranet will be used for reconciliation of funds collected for transactions occurring on IFT Devices and will identify the funds owing to DCS from IFT.

      c) DCS will hold IFT harmless from funds missing or improper remittance and posting of funds for each transaction; provided, that IFT has complied with its obligations hereunder and provided further that it has complied with Section 6.3(a), above.

      d) DCS will provide second-level customer service to IFT during the hours of 08:00am and 08:00pm Monday - Friday and 9:00am - 2:00pm Saturdays EST not including any bank and national holidays. DCS will provide first-level customer service to the DCS bankcard and debit card customers consistent with its normal practices.

6.4   IFT agrees to provide the following functions through its IFT devices:

      a) The IFT devices will display a series of screens with menu choices to select a specified DCS service and/or product. The kiosk will specifically market and promote the DCS service and/or product consistent with Section 2.3, above. The kiosk will allow for the entry of funds to be credited to any DCS debit card plus allow for amounts to be paid, credit balances and any other such information deemed required. IFT shall choose with specific input from DCS the DCS products that will be displayed on a kiosk or group of kiosks.

      b) The IFT processing platform will transmit each transaction to DCS for authorization. DCS will return a message to the IFT platform with an approval code and tracking number for each transaction.

      c) Upon receiving approval code from DCS, IFT will confirm that the customer has sufficient funds to settle the transaction. The device will then issue a printed or emailable receipt to the customer according to the format specified by DCS.

7     Promotional and Marketing Activities:

7.1 The parties will each designate one representative who will work together to establish a joint marketing and promotional program to promote each other's products and services.

7.2 The parties will work cooperatively to create various mutually agreeable co-branding and co-marketing programs directed at other collaborative and mutually beneficial partners in each company's distribution channels.

7.3 The marketing and branding programs to be created must be mutually agreeable, but may include by way of example, point of sale materials (including debit card applications), direct mail campaigns, and such other jointly beneficial marketing and promotional programs as the parties determine appropriate to outline, promote and highlight the commercial relationship between them. IFT has final editorial rights, subject to reasonable input from DCS, on all such marketing messages that appear on any devices either owned, operated or facilitated by IFT.

7.4 Each party will bear the direct costs and expenses incurred by such party's participation in this program unless agreed to by way of this agreement.


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7.5 The parties may mutually agree to additional roles and responsibilities as shall be set forth in writing and executed by both of the parties and be deemed to be a part of this Agreement.

8     Term and Termination:

8.1 The term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years. Both parties may mutually agree in writing to extend this Agreement on a year-to-year basis. Such an extension will be realized via an amendment to this Agreement.

8.2 Either party may terminate this Agreement forthwith upon written notice to the other party if the other party:

      a) is in default of any payments under this Agreement and fails to remedy such default within 30 (thirty) days of notice thereof; or

      b) is in default of any other term and condition of this Agreement and fail to remedy such default within 30 (thirty) days on notice thereof; or

      c) makes a voluntary or involuntary assignment for the benefit of its creditors, enters into any composition or arrangement with its creditors, has a receiver or liquidator appointed with respect to its business or assets, commences or is the subject of any proceedings under any bankruptcy, insolvency or other law for the protection of creditors or relief debtors, or ceases to carry on business in the ordinary course. Is in default of any other term and condition of this agreement and failed to remedy such default within 30 days.

8.3 Upon termination of this Agreement, IFT will deactivate the DEVELOPED Application function from any of the IFT devices on which it is installed. Additionally any other IFT Self Service Applications will be deactivated from DCS Kiosks. The parties will return to the other party any and all technical or proprietary documents specific to the other parties operations.

8.4 The termination of this Agreement shall not release either DCS or IFT from paying any fees or expenses owed to the other party. Any fees owing will become immediately due and payable upon termination of this agreement.

9     Intellectual Property / Trademark Licenses:

9.1 With the understanding that DCS's products and services, including bankcard and debit card programs are DCS's core product and core competency, and the IFT business model, devices, and competency at deploying Self Service Hardware, Software, and associated services is IFT's core product and competency, the Parties will retain all worldwide rights, title and interest in the Intellectual Property of their respective Software, Hardware and know-how. The parties will grant each other a nonexclusive, non-transferable license to use the other's intellectual property pertaining specifically to the technology interfaces created between the parties for the duration of this Agreement. If one Party requests the other Party to make any customizations or special features, the developing Party may choose to develop those customizations or special features at its own expense, or may elect to enter into a Customization and Development Agreement on a time and materials basis. Under all specialized customization and development circumstances, the developing Party will retain all rights to the intellectual property arising from such work, and will grant each other a worldwide-unrestricted non-exclusive use license, binding only to the extent of each respective definitive agreement, as agreed between the Parties in a license agreement, for any and all IP developed under this contract.


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9.2 DCS acknowledges and accepts that all times IFT retains 100% of all title, rights and interest in the "DEVELOPED Application." IFT acknowledges and accepts that at all times DCS retains 100% of all title, rights and interest in the graphical presentation layer associated with the "DEVELOPED Application."

10    Conflicts:

10.1 During the course of performance of this Agreement, each party may disclose to the other certain Confidential Information and each party shall hold the other party's Confidential Information in confidence and shall use its best efforts to protect it. Each party shall not disclose the other party's Confidential Information to any third party, and shall use it for the sole purpose of performing under this Agreement. At the conclusion of this Agreement, each party shall either return the other party's Confidential Information in its possession (including all copies) or shall, at the disclosing party's direction, destroy the other party's Confidential Information (including all copies) and certify its destruction to the disclosing party.

10.2 The term "Confidential Information" shall not include any information which: (a) is in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the receiving party, (b) the receiving party, through demonstrable evidence, can demonstrate knowledge prior to disclosure or receipt after disclosure through a third party having no right or obligation of confidentiality by privity or otherwise to the disclosing party or (c) is independently developed by the receiving party without reference to the disclosing party's Confidential Information. Either party may also disclose the other party's Confidential Information upon the order of any competent court or government agency; provided that prior to disclosure the receiving party shall inform the other party of such order.

10.3 Each party agrees that its obligations provided in this Section are necessary and reasonable in order to protect the disclosing party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach by the receiving party of its covenants and agreements set forth in this Agreement. Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the disclosing party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the disclosing party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the receiving party, without the necessity of proving actual damages.

11    Confidentiality:

11.1 IFT and DCS entered into a Non-Disclosure Agreement dated _____ ______, 2004. Such Non Disclosure Agreement is incorporated herein by reference and is extended until such time this Agreement is terminated.

11.2 IFT's business plan involves the development, deployment, and monetization of self-service public access kiosks and kiosk networks including but not limited to the procurement and development of wireless telecommunications networks, the development of placement of other networks and the products, functions and services associated with the kiosks and the kiosk networks as well as the development of biller and transactional relationships with a variety of third parties including but not limited to wireless and utility billers. The terms of this Section are subject to the provisions of Section 2.1(a).
[SH:  Sufficient to state that the provision is subject to section 2.1(a)]


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11.3 DCS's business plan involves the development, creation and sale of bankcard and debit card products via media and other direct response outlets. DCS recognizes the importance of utilizing new methods of distribution including but not limited to kiosks. Except as defined in this Agreement nothing shall prohibit DCS from entering into agreements with other providers of similar services, kiosks, terminals or networks or prohibit DCS from entering into agreements to provide services with or to other providers of similar services.

11.4 Except as defined in this Agreement IFT shall be at liberty to engage in any other business or activity, which may conflict or compete with the DCS and the services and functionality associated therewith, including but not limited to, the ownership and operation of other kiosks, terminals and networks wherever located. Except as defined in this Agreement, IFT shall not be under any fiduciary or other obligation to DCS which does currently or could in the future prevent or impede IFT from participating in, or enjoying the benefits of, endeavors of a nature similar to the business or activity described in this Agreement. The legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to parties occupying a relationship similar to that of IFT and DCS shall not apply with respect to this Agreement and, except as defined in this Agreement, IFT shall be free to enter into or conduct any business activity or endeavor it may wish to enter into and, without implied limitation, except as defined in this agreement, IFT shall not be accountable to DCS for participation in any such business activity or endeavor outside the relationship constituted hereby which is in direct competition with the business or activity undertaken and described in this Agreement subject to the terms of
Section 2.1(a), above.

11.5 Except as defined in this Agreement DCS shall be at liberty to engage in any other business or activity, which may conflict or compete with the IFT and the services and functionality associated therewith, including but not limited to, the ownership, distribution, partnership and operation of other kiosks, terminals and networks wherever located. Except as defined in this Agreement DCS shall not be under any fiduciary or other obligation to IFT which does currently or could in the future prevent or impede DCS from participating in, or enjoying the benefits of, endeavors of a nature similar to the business or activity described in this Agreement. The legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to parties occupying a relationship similar to that of DCS and IFT shall not apply with respect to this Agreement and, except as defined in this Agreement, DCS shall be free to enter into or conduct any business activity or endeavor it may wish to enter into and, without implied limitation, except as defined in this Agreement, DCS shall not be accountable to IFT for participation in any such business activity or endeavor outside the relationship constituted hereby which is in direct competition with the business or activity undertaken and described in this Agreement.

12    Representations and Warranties:

12.1  IFT represents and warrants to DCS that:

      a. it has full corporate power and authority to execute and deliver this Agreement; and

      b. it has all the necessary rights and licenses to perform and complete its obligations as set out in this Agreement in a professional manner by qualified personnel.


                                    11 of 25

Other than the representations and warranties set forth herein, IFT disclaims any other warranty, whether express or implied, with respect to the provision of any service described in this Agreement, including without limitation, implied warranty of merchantability and fitness or durability for a particular purpose.

12.2     DCS represents and warrants to IFT that:

         a. it has full corporate power and authority to execute and deliver this Agreement; and

         b. it has all the necessary rights and licenses to perform and complete its obligations as set out in this Agreement in a professional manner by qualified personnel.

         Other than the representations and warranties set forth herein, DCS disclaims any other warranty, whether express or implied, with respect to the provision any service described in this Agreement, including without limitation, implied warranty of merchantability and fitness or durability for a particular purpose.

13    Limitation of Liability:

13.1 Neither party shall be liable to the other party or any other person for any direct, indirect, consequential or punitive damages resulting from the delay or failure of the Kiosk, including without limitation the loss of revenues, income, profits, or goodwill, even if a Party has been advised of the possibility or likelihood of such loss. This limitation shall apply regardless of whether any action is brought in contract or in tort, including any claim of fundamental breach and shall survive the expiry, termination, avoidance or repudiation of this Agreement.

14    Notices:

14.1 All notices required or permitted to be given under this agreement shall be in writing and either delivered personally or by pre-paid courier or transmitted by facsimile or other similar means of confirmed electronic communication, to:

DCS at:
Direct Card Services, LLC
31416 W. Agoura Road, Suite 240
Westlake Village, CA  91361
Attention: T. Randolph Catanese
Fax :    (818) 707-1161
E-mail : randy@directcardservices.net

IFT at:
IFT USA Inc.
#2203-600 West Grove Parkway, Tempe, AZ 85283  USA
Attention: Hamed Shahbazi, Chairman and CEO
Fax : (604) 298 4216
E-mail : hamed@infotouch.net

with a copies to;
IFT Technologies Corp.
#450-4170 Still Creek Drive, Burnaby, BC V5C 6C6

and:


                                    12 of 25

Cawkell Brodie, Business Lawyers
Attn: Kenneth A. Cawkell and Scott Homenick
1260 - 1188 West Georgia Street
Vancouver, British Columbia
Canada, V6E 4(a)2
Fax: 1-604-684-3350
kcawkell@cawkell.com

or to such other address and facsimile number as each party may notify to other from time to time. All notices shall be effective when actually received.

15    General:

15.1 News Release; Both parties will issue a joint news release announcing this Agreement. The content of this release will be mutually agreed upon within ten
(10) days of the execution of this Agreement. Each party may also issue a separate release(s) once the content of said release(s) is approved by the other party. Nothing in this Section 15.1 shall prevent either party from making any disclosure required by law.

[IFT is a public company and must make public disclosures from time to time]

15.2 Force Majeure; Notwithstanding anything in this agreement, neither party shall be liable for any failure or delay in performing its obligations under this agreement, other than payment obligations, due to causes outside its reasonable control, provided that a party claiming the benefit of this section shall use its best efforts to eliminate the cause or causes beyond its control including, without limitation, obtaining materials from other sources or using services of other suppliers. Events of force majeure shall include, without limitation, failure or malfunction of computer equipment or software, interruption in telecommunication services, accidents, acts of God, strikes or other labor disputes, cancellation of a kiosk network kiosk, and legislation or regulations of any government or governmental agency. Nothing in this section shall prevent a party from terminating this Agreement pursuant to section 8.2 hereof.

15.3 Amendments; The terms and conditions of this Agreement may only be modified via an amendment to this Agreement signed by both parties.

15.4 Severability; If any provision of this Agreement is held by any court or other authority of competent jurisdiction to be invalid, illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent of such conflict, without affecting the remainder of this Agreement.

15.5 Assignment; No party may assign, voluntarily, by operation of law, or otherwise, any of its rights, or delegate any of its duties under this Agreement to any party without the other party's prior written consent, except:

      a) that any party may with the other parties approval assign this Agreement or any of its rights or obligations arising hereunder to the surviving entity in a merger, acquisition, or consolidation in which it participates, or to a purchaser of substantially all of its assets;

      b) that IFT may assign this Agreement or any of its rights or obligations arising hereunder to its parent company or any of the parent companies wholly owned subsidiaries.


                                    13 of 25

      Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties.

15.6 Waiver; The failure of either party at any time to require performance of any provision shall not affect the right to require performance at any other time, nor shall the waiver by either party of a breach of any provision be a waiver of any succeeding breach or a waiver of the provision itself.

15.7 Independent Contractors; The parties are independent contractors for purposes of this Agreement. Neither party will have, nor represent that it has, any power, right, or authority to bind the other, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party without such other party's express written consent. No joint venture, partnership, or affiliation between the parties is either created or implied hereunder.

15.8 Entire Agreement; This Agreement and any exhibits attached hereto constitute the entire agreement between the parties hereto and supersede all oral and written negotiations of the parties hereto with respect to the subject matter hereof.

15.9 Governing Law; This Agreement shall be governed and construed in accordance with the laws of the State of Washington without giving effect to its principles of conflicts of laws.

15.10 Dispute Resolution; Any controversy or claim arising out of or relating to either party's performance under this Agreement, the parties' inability to agree on any provision to be agreed to, or the interpretation, validity or effectiveness of this Agreement, except as may be related to the infringement of the intellectual property of either party, shall, upon the written request of either party, be referred to designated senior management representatives of IFT and DCS for resolution. Such representatives shall promptly meet and, in good faith, attempt to resolve the controversies, claims or issues referred to them.

      a) If such representatives do not resolve a matter referred to them within thirty (30) calendar days after reference of the matter, the matter shall be resolved by arbitration before the American Arbitration Association located in Los Angeles, California and subject to its rules and regulations. Judgment on the award rendered may be entered in any court of competent jurisdiction. The arbitrators shall have no authority to award punitive damages. Unless otherwise ordered by the arbitrator(s), the parties shall bear their respective costs and attorneys' fees incurred in connection with any arbitration hereunder.

      b) Notwithstanding any other provision of this Agreement, each party shall still be entitled to access the courts to obtain appropriate injunctive relief.

[IP claims cannot be confined to any jurisdiction and often involve injunctive relief]

15.11 No Third Party Beneficiaries; No third party rights are intended to be created by this Agreement and as such there are no third party beneficiaries to this Agreement.

15.12 Non-Solicitation; During the term of this Agreement and for one (1) year thereafter, neither party will directly or indirectly solicit or attempt to solicit for employment any employees or contractors from the party.

15.13 Counterparts; This Agreement may be executed in any number of counterparts (including by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.


                                    14 of 25

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly authorized, executed, and delivered effective as of October ____, 2004.


IFT USA Inc.                               Direct Card Services, LLC



By:/s/ Hamed Shahbazi                      By:/s/ T. Randolph Catanese
   -------------------------------            --------------------------------

Name: Hamed Shahbazi                       Name: T. Randolph Catanese
Title: CEO                                 Title: Managing Member

ROI Media Solutions, LLC



By: /s/ Doyle Rose
   -------------------------------

Name: Doyle Rose
Title:  Managing Member


                                    15 of 25

                                   Schedule A:
                   List of DCS Payment Enabled Kiosk Locations

-------------------------------------------------------------------------------------------------------------------
  #   Site       City        Zip     #     Site         City          Zip     #    Site        City         Zip
-------------------------------------------------------------------------------------------------------------------
  1
-------------------------------------------------------------------------------------------------------------------


                                    16 of 25

                                   Schedule B
                            Upfront Development Fees

Development Fees

Since time is of the essence for DCS, DCS has agreed to pay IFT a development fee of no greater than forty thousand dollars ($40,000.00) to expedite the DEVELOPED Application. Payable 50% immediately and the balance upon completion of development.


                                    17 of 25

                                   Schedule C
                               Marketing Services

--------------------------------------------------------------------------------
o     DCS and IFT will define each months advertising program cooperatively.
--------------------------------------------------------------------------------
o IFT will use its commercially reasonable best efforts to provide DCS with airtime on the Media Screen located above the transaction area in locations that have Media Screens for the term of this agreement for the purpose of promoting the availability of the DEVELOPED Application Service.
--------------------------------------------------------------------------------
o If DCS wishes to provide IFT with broadcast quality commercials in Beta SP -or- digital format. IFT will at its sole discretion digitize the commercials. Costs associated with digitizing will be borne by DCS .
--------------------------------------------------------------------------------
o DCS may produce "promotional tags" featuring the availability of the DEVELOPED Application. The tag will be in the form of a static image, flash file or html page. The length of this "promotional tags" may vary.
--------------------------------------------------------------------------------


                                    18 of 25

                                   Schedule D
                                    IFT Marks


                                [LOGO INFOTOUCH]

                                 [LOGO SURFNET]

                                  [LOGO CMMI]

                                       TIO


                                    19 of 25

                                   Schedule E
                                    DCS Marks



                                    20 of 25

                                   Schedule F
                          Custom Developed Application


Scope of Services

      1.1. IFT will develop a kiosk solution designed specifically for DCS that incorporates all of the one time software development, presentation layer development, and project management costs, as well as the ongoing product and service costs required to enable DCS's customers to conduct Stored Value Card Reloads.

      1.2. IFT will create a software and hardware solution that enables DCS's stored value card transactions.

            1.2.1 Total Application Development. Total Application Development will include the following products and services:

      (a) Software Development. IFT is responsible for developing the application required to permit DCS's customers to conduct stored value card reloads at IFT owned kiosks utilizing cash. IFT shall cooperate with DCS and its technology partners and use commercially reasonable efforts to expedite delivery of the software.

      (b) Presentation Layer Design and Development. IFT is responsible for developing a graphical user interface and user experience that is intuitive.

      (c) Project Management. IFT is responsible for project managing all aspects of the development of the software application development.

      (d) Total Application Development Scope of Work and Acceptance Criteria. IFT will work cooperatively with DCS on the creation of a Scope of Work document.

      1.3. IFT is responsible for installation of the application on all kiosks.


                                    21 of 25

                                   Schedule G

                      Financial Stored Value Card Programs

This Program Schedule describes the Programs and certain Parties' associated responsibilities involving Stored Value Cards known as The Personal Advantage Media Card MasterCard(R).

            (1) DCS STORED VALUE CARD Program Summary

      The Personal Advantage Media Card MasterCard(R) is a debit card program offered primarily through media partners, either radio or television.

            (2) Stored Value Card Shared Fees and Funds Remittance

IFT will use its electronic kiosks to provide a variety of services relating to the marketing and servicing of Stored Value Cards. The fee sharing arrangement for such services is set forth below. IFT shall be entitled to receive a portion of certain of such fees, subject to the payment provisions of Section 2.1.2, below. DCS shall have the right, subject to any applicable Issuer approval, to change any customer pricing or fees, upon reasonable notice to IFT, provided IFT will continue to have the opportunity to earn the applicable IFT Share, as provided for below. Each party will earn its pro rata share of any incremental increase in the Convenience Fee.
Stored

Value Card     Transaction Description      Convenience Fee      IFT Share      DCS Share
----------     -----------------------      ---------------      ---------      ---------

DCS Media      New customer registration    $ "X"                $ "Y"          $ 3.00
Card
               Cash Reload fee              $ "X"                $ "Y"          $ 3.00

                  Notes:
            -     "X" to be determined by IFT and its Location Partners
            -     "Y" equals Convenience Fee minus "DCS Share"

            Customer information inquiry NC NC NC

            * Any overage of cash due to rounding will be credited to the value of the card. If DCS provides a refund to any IFT Customer for any fee, DCS shall be entitled to reimbursement for IFT's portion of such fee, which was previously retained by IFT ("Refund Reimbursement"). DCS may offset any Refund Reimbursement owed to it by IFT against any payment it may owe to IFT. DCS will identify any Refund Reimbursement in reports submitted to IFT.

            IFT may not impose any additional fees to any IFT Customer for any of the Stored Value Card programs, or the servicing thereof, without DCS prior written consent.

2.1.1 By 15:00 PST, on each day during the Term, other than on Saturdays, Sundays and banking holidays ("Business Day(s)"), DCS shall provide to IFT a summary and detailed report or reports (the "Funding Report") showing its calculations of all transactions performed at IFT Locations and/or for which IFT is entitled to receive a fee for the period(s) since the last report. DCS shall make such calculations using a midnight to midnight (Eastern time) twenty-four hour period for any calendar day (each such period, a "Transaction Day.") The Funding Report shall group transactions by type or product code and by IFT Location and shall be delivered to IFT in whatever format is commercially feasible and mutually agreeable to the Parties. The Parties shall work together to reconcile the Funding Report with the Funding Amount, as defined below, and shall apply any resulting adjustments to the next Funding Amount as appropriate. The relevant operational staff shall work together in good faith to resolve any disputed or unreconciled Funding Amount.


                                    22 of 25

2.1.2 Not later than 2:00 PM (New York time) on each Business Day, IFT shall initiate an Automated Clearing House ("ACH") system transfer from a bank account designated by IFT to a bank account designated by DCS in an amount (the "Funding Amount") equal to, for all for the relevant Transaction Day(s):

      (3) the number of DCS Media Card activation fees collected multiplied by $____ plus ----

      (4) the number of DCS Media Card load fees collected multiplied by $____ plus ----

      (5)   the aggregate amount of value loaded on to DCS Media Cards plus

      The Funding Amount following any day other than a Business Day shall include the Funding Amounts for Transaction Days since the last Funding Amount was transferred to DCS. No such ACH transfer shall be initiated until the Funding Amount for the relevant Transaction Day(s) for all IFT Locations in the aggregate exceeds One Thousand and 00/100 ($1,000.00) Dollars. Both parties agree to work together in good faith to resolve any problems with ACH transfer that may arise hereunder. However, notwithstanding the above, if no resolution is reached by the parties within twenty-four (24) hours of written notice of the problem being given to IFT, DCS may, in its sole discretion, stop accepting new transactions in the event the unremitted Funding Amount at any time exceeds Twenty-Five Thousand Dollars ($25,000) or if DCS believes, in its sole discretion, that there has been any event that indicates an adverse change in the financial condition of IFT.

(3)   DCS's Responsibilities

      (a) DCS will provide directly the necessary services to implement the Stored Value Card Programs, including all customer service.

      (b) DCS shall use best efforts to cause the Stored Value Cards to comply with all governmental requirements.

      (c) DCS request/response transaction server will interface, via the connectivity, with the IFT system, subject to DCS approval, in order to capture all information regarding the registration of new IFT Customers, to load funds and handle inquiries by IFT Customers regarding customer information. The DCS system will also act as a gateway to the Optimum Pay USA, Inc. backend processing system. All relevant IFT Customer record information, including personal information, will be maintained by DCS and/or Optimum Pay USA, Inc., and such information shall remain the property of DCS and not be retained by IFT except for the sole purpose of maintaining the reporting extranet associated with the DEVELOPED Application. Card balance and transaction identifiers will be passed to IFT each time funds are loaded to enable IFT to provide the cardholder with required information via a printed receipt at the point of sale.

      (e) DCS customer service will process all requests for refunds and shall provide all approved refund amounts and related detail to IFT not less than monthly. Any fees previously retained or credited to IFT by DCS that are associated with a refund by DCS of fees paid by any IFT Customer shall be credited back to DCS for adjustment in the daily reconciliation.


                                    23 of 25

(4)      IFT's Responsibilities

      (a) IFT shall, with the assistance of DCS, and subject to approval by DCS, work to develop the most effective and efficient method of delivering a Customer interface via IFT's kiosk to permit IFT to load the Stored Value Card.

      (b)   For the Stored Value Card Service:

            (i) Enable certain information disclosures and permit initial value loads.

            (ii) Allow IFT Customers to swipe the relevant Stored Value Card through a card reader and insert cash into the IFT kiosks for purposes of adding to the Customer's balance associated with the cards. Amount to be loaded at any single transaction shall be limited to One Thousand ($1,000.00) Dollars (so that any such requests will be rejected with appropriate messaging prior to transmission to DCS). The minimum load amount shall be Twenty-Five Dollars ($25.00) per transaction.


            (iii) Allow the IFT Customer to swipe the relevant Stored Value Card and obtain balance and transaction history information.

      (c) IFT shall immediately transmit all pertinent information, defined by DCS in use case documentation and mutually agreed upon by both parties, collected by it to DCS through the Connectivity.

      (d) IFT shall provide each IFT Customer a printed receipt showing pertinent information defined by DCS in use case documentation and mutually agreed upon by both parties.

      (e) DCS will provide IFT with any and all information IFT requires in order to facilitate and meet applicable governmental requirements. In addition to any obligations or requirements pursuant to this Program Schedule or the Agreement, IFT's requirements with respect to governmental requirements. Such requirements may change from time to time based on the addition of new IFT Locations or changes in law, but any such changes shall be set forth in an amendment to
            Schedule 1 and shall be subject to the provisions of the Agreement.

      (f) IFT shall make available such technology resources as reasonably required to enable the Stored Value Card programs. IFT shall make such changes to its existing systems as the Parties may agree are required including, but not limited to, changes to the kiosk or IFT Location interface to provide necessary prompts to the Customer and to produce required transaction receipts.


                                    24 of 25

      (g) IFT shall be responsible for uncollected or uncollectable funds and any costs associated with collecting such funds, and no such uncollected funds and no such costs shall be deducted from the amounts remitted to DCS.

(7)   Scope of Program

      The products and services detailed in this Program Schedule are to be offered only in territories or areas shown on Schedule 1. For purposes of this Program Schedule only, and as it relates to the payment of fees or loading of funds by IFT Customers, IFT is authorized to collect payments for Stored Value Cards from IFT Customers for both applicable fees and loads, subject to the following terms and conditions:

      (a) DCS hereby appoints IFT as its authorized delegate with authority to engage in the transactions contemplated by this Program Schedule;

      (b) IFT, as the authorized delegate is not authorized to appoint subagents or to assign its interests hereunder.

      (c) IFT, as the authorized delegate, will operate in full compliance with all present and future applicable laws and regulations, as may be amended from time to time.

(8)   Governmental Requirements

      To the extent that any governmental requirement shall apply to either Party, such Party shall comply therewith.

(9) Notwithstanding which parties may have entered into the Agreement or the relationship of the Agreement to this Program Schedule, the Parties hereto agree that only DCS and IFT shall have any liabilities and obligations to each other pursuant to the terms and conditions of this Program Schedule.

                                    25 of 25